Exhibit 10.1

LEASE AMENDMENT NO. 11

THIS LEASE AMENDMENT NO. 11 (this “Amendment”) is made and entered into effective as of November 9, 2017 (the “Effective Date”) by and between SDCO GATEWAY COMMERCE I & II, INC., a Delaware corporation (“Landlord”), and REATA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Recitals:

WHEREAS, by Lease dated with a Lease Reference Date as of May 25, 2006 between Landlord and Tenant (the “Original Lease”), as amended by Lease Amendment No. 1 dated March 2, 2010 between Landlord and Tenant (the “First Amendment”), Lease Amendment No. 2 dated May 24, 2010 between Landlord and Tenant (the “Second Amendment”), Lease Amendment No. 3 dated July 30, 2010 (referenced in subsequent Amendments as being dated July 1, 2010 and in fact intended to be dated June 30, 2010) between Landlord and Tenant (the “Third Amendment”), Lease Amendment No. 4 dated February 17, 2011 between Landlord and Tenant (the “Fourth Amendment”), Lease Amendment No. 5 dated May 1, 2011 between Landlord and Tenant (the “Fifth Amendment”), Lease Amendment No. 6 dated July 7, 2011 between Landlord and Tenant (the “Sixth Amendment”), Lease Amendment No. 7 dated July 23, 2012 between Landlord and Tenant (the “Seventh Amendment”), Lease Amendment No. 8 dated September 25, 2012 between Landlord and Tenant (the “Eighth Amendment”), Lease Amendment No. 9 dated June 12, 2013 (the “Ninth Amendment”), and Lease Amendment No. 10 dated May 26, 2015 (the “Tenth  Amendment”) (which Original Lease together with the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment  and all Commencement Date Agreements executed by Landlord and Tenant in connection therewith are herein together called the “Lease”), the leased space measuring approximately 34,890 square feet (collectively, the “Premises”), within that part of the Building (as defined in the Lease) known as Gateway Commerce II (herein so called), at 2801 Gateway Drive, Irving, Texas 75063 was leased to Tenant upon the terms and subject to the conditions contained in the Lease; and

WHEREAS, Landlord and Tenant have agreed to modify the Lease in the manner hereinafter appearing.

Agreement:

NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby acknowledge and agree to the following:

1.Recitals; Definitions.  The above Recitals are true and correct and are incorporated herein by reference.  Capitalized but otherwise undefined terms herein shall have the meanings set forth for such terms in the Lease.

2.Extension of Term.  Notwithstanding anything to the contrary contained in the Lease, the Lease Term is extended from its current expiration date of October 31, 2018, so that the same shall expire on October 31, 2020 unless sooner terminated as provided in the Lease as modified by this Amendment.   As of the Effective Date, all references to the Term in the Lease shall mean the Term as extended by this Amendment.  Tenant shall have no further right to extend the Term of the Lease except only as set forth in Paragraph 6 below.

3.“As-Is” Delivery.  Subject to compliance by Landlord with its repair and maintenance obligations in the Lease, Tenant accepts the Premises for the Term as extended by this Amendment in its “AS-IS” condition.  Tenant acknowledges that (a) no representations, express or implied, regarding the condition of the Premises or the Building have been made by Landlord to Tenant; all implied warranties with respect to the Premises and the Building, including but not limited to those of fitness for a particular purpose, are expressly negated and waived, and (b) Landlord shall not be required to perform any demolition work or tenant finish work in the Premises or to provide any allowances therefor, except however that, on or before ninety (90) days after the Effective Date (subject only to any delay caused by Tenant or any Tenant Entity, or by a force majeure event outside of the reasonable control of Landlord, including a casualty event), Landlord will replace, at Landlord’s cost, heating and air conditioning units numbered RTU 5, RTU 10, RTU 13 and RTU 18 servicing the Premises (“Landlord’s Work”).  Tenant shall continue to remain responsible for the repair and, when needed, replacement of the heating and air conditioning systems servicing the Premises on the terms set forth in the Lease (including the units hereinabove listed following Landlord’s replacement of the same).

4.Rent.  Rent shall remain payable as set forth in the Lease through October 31, 2018.  Thereafter and notwithstanding anything to the contrary contained in the Lease, the Annual Rent and Monthly Installment of Rent for the Premises during the Term, as extended by this Amendment, shall be as follows:

Period		Rentable Square	Annual Rent	Annual	Monthly
		Footage	Per Square Foot	Rent	Installment of Rent
11/1/2018	10/31/2019	34,890	$18.00	$628,020.00	$52,335.00
11/1/2019	10/31/2020	34,890	$18.50	$645,465.00	$53,788.75

All other charges due under the Lease with respect to the Premises including Tenant’s Proportionate Share of excess Expenses and Taxes over Base Year (Expenses) and Base Year (Taxes) respectively (as modified by Paragraph 5 below) , shall remain payable as set forth in the Lease during the remainder of the Term as extended by this Amendment.

5.Base Year.  Effective as of November 1, 2018 and continuing for the remainder of the Term as extended by this Amendment, the Lease shall be is revised so that (i) Base Year (Expenses) shall be Expenses for January 1, 2019 to December 31, 2019 and (ii) Base Year (Taxes) shall be Taxes for January 1, 2019 to December 31, 2019.

6.Renewal Option. Tenant shall be allowed a renewal option on the terms more particularly set forth in Exhibit A attached to this Amendment and made a part hereof. All other renewal options in the Lease, including as set forth in Paragraph 12 of the Seventh Amendment, are deleted.

7.Right of First Refusal Option.  Tenant shall be allowed a one-time only right of first refusal option on the immediately adjacent leasable space on the terms more particularly set forth in Exhibit B attached to this Amendment and made a part hereof.  All other right of first refusal options, right of first offer options, expansion options, or any other similar options previously given under the Lease, including as set forth in Paragraph 11 of the Seventh Amendment, are deleted.

8.Landlord Remedies in the Event of a Default.  Section 19.3 in the Original Lease, as amended, is further amended so that the Concession Amount as therein defined shall include the aggregate of all amounts expended by Landlord for Landlord’s Work and for brokers’ commissions payable by reason of this Amendment.

9.Tenant’s Authority.  Tenant represents and warrants that Tenant has been and is qualified to do business in the State of Texas and that the entity has full right and authority to enter into this Amendment.  Each of the persons executing this Amendment on behalf of Tenant warrants that such person has been duly authorized to sign on behalf of Tenant by appropriate actions.

10.Exculpation.  Article 41 of the Original Lease shall apply in full to this Amendment.

11.Brokerage.  Landlord and Tenant each hereby warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment, other than Fults Commercial, LLC (representing Landlord) and Colliers International (representing Tenant).   LANDLORD AND TENANT SHALL EACH INDEMNIFY THE OTHER AGAINST ALL COSTS, EXPENSES, ATTORNEYS’ FEES, AND OTHER LIABILITY FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY OTHER BROKER OR AGENT CLAIMING THE SAME BY, THROUGH, OR UNDER THE INDEMNIFYING PARTY IN RESPECT OF THIS AMENDMENT.

12.Ratification.  Landlord and Tenant hereby ratify and affirm the Lease, and agree that the Lease is and shall remain in full force and effect, except as expressly amended hereby.

13.Successors and Assigns.  The covenants, conditions, provisions and agreements contained in this Amendment shall bind Tenant, its successors and assigns and inure to the benefit of Landlord and its successors and assigns.

14.Counterparts.  This Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument.  Landlord shall not be bound by this Amendment until it has received a copy of this Amendment duly executed by Tenant and has delivered to Tenant a copy of this Amendment duly executed by Landlord.

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IN WITNESS WHEREOF, this Amendment is hereby executed by Landlord and Tenant as of the Effective Date.

LANDLORD:

SDCO GATEWAY COMMERCE I & II, INC.,

a Delaware corporation

By: /s/ Kim Boudreau

Kim Boudreau, Vice President

TENANT:

REATA PHARMACEUTICALS, INC.,

a Delaware corporation

By: /s/ Jason D. Wilson

Jason D. Wilson, Chief Financial Officer

Signature Page

EXHIBIT A

attached to and made a part of Lease Amendment No. 11

dated as of the Effective Date and made between

SDCO Gateway Commerce I & II, Inc. as Landlord, and

Reata Pharmaceuticals, Inc., as Tenant

RENEWAL OPTION

Provided that (i) there has not been a violation of Section 19.9 of the Original Lease (if Tenant fails to pay Landlord an amount exceeding $2,500.00 on more than two (2) occasions during the twelve (12) month period immediately preceding Tenant’s exercise of the renewal option under this Exhibit), (ii) Tenant is not then in default beyond any applicable cure, grace or notice period at the time of exercise of the renewal option hereunder permitted, and (iii) Tenant is then in occupation of at least fifty percent (50%) of the Premises, Tenant shall have the option to renew the Lease for one (1) additional term of one (1) year commencing as of November 1, 2020, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

(a)If Tenant elects to exercise said option, then Tenant shall provide Landlord with an irrevocable written notice of exercise of the option no earlier than November 1, 2019  and no later than February 1, 2020.   Time shall be of the essence herein so that if Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

(b)The Annual Rent in effect at the expiration of the then Term of the Lease shall be adjusted to reflect the then current fair market rental for comparable space in other comparable buildings in the submarket in which the Building is located, having regard to all allowances and leasing concessions including the availability of parking and any parking charges therefor as of the date the renewal term is to commence and taking into account the specific provisions of the Lease except to the extent hereunder provided.  Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor.  Said request shall be made no earlier than thirty (30) days prior to the date on which Tenant may exercise its option under this Exhibit.  Tenant shall have twenty (20) days from said notification to provide Landlord with written notice that Tenant accepts or rejects the revised Annual Rent and Monthly Installment of Rent for the renewal Term.  If Tenant fails to provide such notice, then Tenant shall be deemed to have waived its option to renew the Lease, and Tenant shall have no further or additional right to extend the Term of the Lease.  If Tenant accepts in writing Landlord’s determination of the revised Annual Rent and Monthly Installment of Rent for the renewal Term then such acceptance shall be irrevocable; provided, however, that Tenant shall not be deemed to exercise its option to renew the Lease until Tenant provides Landlord with the written notice pursuant to paragraph (a) above.  If Tenant, within the 20-day period, notifies Landlord in writing that it rejects Landlord’s determination of the Annual Rent and Monthly Installment of Rent for the renewal Term and if the parties do not agree upon the new revised Annual Rent and Monthly Installment of Rent for the renewal Term within thirty (30) days of Landlord’s receipt of Tenant’s notice, then this option shall be of no further force or effect and Tenant shall have no further or additional right to extend the Term of the Lease.

(c)The Premises shall be taken by Tenant during the renewal Term, in its “AS-IS” condition and Landlord shall have no liability to perform any renovation work nor to provide any improvement allowances therefor unless otherwise agreed upon in the determination of fair market rental.

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(d)Upon exercise of this option, Tenant shall execute an amendment to the Lease prepared by Landlord confirming the exercise of the option and the new Annual Rent and Monthly Installment of Rent for the Premises during the renewal Term.  Landlord’s failure to prepare or Tenant’s failure to execute such amendment shall not affect the validity of the exercise of this option or alter Tenant’s obligations during the renewal Term as determined hereby.

(e)This option is personal to Reata Pharmaceuticals, Inc. and its Affiliate (as such term is defined in Section 9.8 of the Original Lease) and cannot be exercised by any sublessee or other assignee.  This option shall no longer be effective if Tenant subleases or transfers possession of any portion of the Premises other than to an Affiliate.  In addition, without limitation on any other provisions of this Exhibit, this option shall terminate and be of no further force or effect if (i) Landlord terminates Tenant’s right to possession due to an Event of Default, or (ii) Tenant, is in occupation of less than fifty percent  (50%) of the Premises, or (iii) Tenant ceases operating business from the Premises or vacates the Premises for in excess of thirty (30) days for reasons other than casualty or approved repairs (notwithstanding that it has left furniture, fixtures or equipment in the Premises), or (iv) Tenant assigns or is deemed to have assigned its interest under the Lease, other than to an Affiliate.  Upon exercise of this renewal option Tenant shall have no further right to extend the Term of the Lease other than by agreement with Landlord in its sole discretion.

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EXHIBIT B

attached to and made a part of Lease Amendment No. 11

dated as of the Effective Date and made between

SDCO Gateway Commerce I & II, Inc. as Landlord, and

Reata Pharmaceuticals, Inc., as Tenant

RIGHT OF FIRST REFUSAL OPTION (ONE TIME ONLY)

Subject to and upon the terms and provisions set forth in this Exhibit B, provided that (i) there has not been a violation of Section 19.9 of the Original Lease (if Tenant fails to pay Landlord an amount exceeding $2,500.00 on more than two (2) occasions during the twelve (12) month period immediately preceding Tenant’s exercise of the right of first refusal option under this Exhibit), (ii) Tenant is not then in default beyond any applicable cure, grace or notice period at the time of exercise of the right of first refusal option hereunder permitted, and (iii) Tenant is then in occupation of at least fifty percent (50%) of the Premises, Tenant shall have a one-time only right of first refusal to lease the leasable space located immediately adjacent to the Premises as of the Effective Date of this Amendment (the “ROFR Space”) exercisable upon receipt by Landlord and Landlord’s notice to Tenant containing the basic terms (the “ROFR Notice”) of a bona fide third party offer (the “ROFR Offer”) to lease all or any part of such ROFR Space (the “Available ROFR Space”) when the same becomes available for lease on the terms set forth below.

(a)Upon receipt of the ROFR Notice, Tenant shall have a period of five (5) business days from and after the date of delivery of the ROFR Notice in which to unconditionally and irrevocably exercise Tenant's right to lease the Available ROFR Space pursuant to the terms and conditions of the ROFR Offer.  If Tenant fails or is unable to timely exercise its right hereunder with respect to the Available ROFR Space, then such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Tenant’s right hereunder is a one-time right only as to each Available ROFR Space the first time it is offered to Tenant hereunder), and Landlord may lease all or a portion of the Available ROFR Space to any other party (the “Prospect”) if there is not a change in material economic terms and conditions (hereafter defined) as set forth in the ROFR Offer (Landlord shall not be obligated to lease the Available ROFR Space to the original offeror under the ROFR Offer), and, if so leased, Tenant will then have no further rights to the Available ROFR Space which is thereby fully released from this option. Tenant acknowledges that if Tenant counteroffers the ROFR Offer, or does not timely deliver Tenant’s unconditional and irrevocable acceptance of the ROFR Offer, then Landlord shall be at liberty at any time thereafter in its sole and absolute discretion (even if Landlord has commenced negotiations with Tenant) to determine that Tenant has waived its option to take the Available ROFR Space, and Landlord may thereupon lease the Available ROFR Space to a Prospect as aforesaid.    Landlord must re-offer the Available ROFR Space to Tenant if, in the Landlord’s subsequent negotiations or re-negotiations with the Prospect, the average Annual Rent per square foot is reduced by more than ten percent (10%), if any available tenant improvement allowance is increased by more than ten percent (10%) per square foot, or if there is any other change in material economic terms and conditions (collectively, a “change in material economic terms and conditions”). In the event of such material economic change, upon receipt of a written notification Landlord with the terms of such re-offer (the “Re-Offer”), Tenant shall have a period of five (5) days from and after the date of delivery of the re-offer notice in which to exercise Tenant’s right to lease the Available ROFR Space pursuant to the terms and conditions of the Re-Offer, failing which Landlord shall be at liberty to lease the Available ROFR Space to a Prospect on substantially the same material economic terms and conditions set forth in the Re-Offer.  Unless otherwise agreed in writing by Landlord and Tenant’s real estate broker, in no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Exhibit,

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AND TENANT AND LANDLORD SHALL EACH INDEMNIFY THE OTHER AGAINST ALL COSTS, EXPENSES, ATTORNEYS’ FEES, AND OTHER LIABILITY FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH, OR UNDER THE INDEMNIFYING PARTY. Such indemnity shall survive the termination of the Lease.  In no event may Tenant elect to accept only a portion of the Available ROFR Space offered to Tenant under the ROFR Offer.

(b)If Tenant exercises such option, then effective as of the date Landlord delivers the Available ROFR Space, the Available ROFR Space shall automatically be included within the Premises and subject to all the terms and conditions of the Lease, except as set forth in the ROFR Offer and as follows:

(i)Tenant's Proportionate Share shall be recalculated, using the total square footage of the Premises, as increased by the Available ROFR Space.

(ii)Unless otherwise set forth in the ROFR Offer, the Available ROFR Space shall be leased on an “AS-IS”, “WITH ALL FAULTS” basis and Landlord shall have no obligation to improve the Available ROFR Space or grant Tenant any improvement allowance thereon.

(iii)Landlord will use reasonable diligence to make the Available ROFR Space available to Tenant on the date specified in the ROFR Offer.  Landlord shall not be liable for the failure to give possession of the Available ROFR Space to Tenant on such date, and such failure shall not impair the validity of the Lease, or extend the Term, but the rent for the Available ROFR Space shall be abated until possession is delivered to Tenant and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure to give possession of the Available ROFR Space to Tenant on the date originally identified by Landlord.

(c)Within thirty (30) days of Tenant’s acceptance of the ROFR Offer and its compliance with the terms of this Exhibit, Landlord shall prepare and deliver and Tenant shall execute an amendment to the Lease confirming the inclusion of the Available ROFR Space, Tenant’s Proportionate Share, as revised, and the terms of the ROFR Offer including the Annual Rent and the Monthly Installment of Rent for the Available ROFR Space and the Lease Term for the Available ROFR Space; provided however that Landlord’s failure to prepare or Tenant’s failure to execute such amendment shall not affect the validity of the exercise of the option or Tenant’s obligations with respect to the Available ROFR Space.

(d)This option is subordinate to all rights of renewal, extension, expansion, relocation or first offer or refusal rights or any similar rights as to the ROFR Space in favor of other tenants in the Building as of the Effective Date of this Amendment.  Tenant acknowledges that this option is also subordinate to Landlord’s right to negotiate new leases with any occupant of the ROFR Space pursuant to existing leases or agreements whether or not such leases or agreements contain rights of renewal, and Landlord shall not be required to deliver a ROFR Notice to Tenant before consummating any new lease between Landlord and such occupant for ROFR Space, and Tenant may not exercise its option hereunder with respect to such ROFR Space.

(e)This option and Tenant's rights under this Exhibit are personal to Reata Pharmaceuticals, Inc. and its Affiliate, and cannot be exercised by any sublessee or other assignee of Tenant.  Without limitation on any other provisions of this Exhibit, this option shall terminate and be of no further force or effect if (i) Tenant does not timely and properly exercise the option, or has declined to lease the Available

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ROFR Space, (ii) Landlord terminates Tenant's right to possession due to an Event of Default, (iii) Tenant is in occupation of less than the entire of the Premises, (iv) Tenant ceases operating business from the Premises for in excess of thirty (30) days for reasons other than casualty or approved repairs, (v) Tenant assigns or is deemed to have assigned its interest under this Lease other than to an Affiliate, (vi) Tenant has advised Landlord in writing that it does not intend to renew its lease of the Premises upon expiration of the Term, or (vii) there is less than nine (9) months remaining in the Term and Tenant has not exercised its renewal option.

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